Exhibit 10.28

ROUNDY’S ACQUISITION CORP.

RESTRICTED STOCK PURCHASE AGREEMENT

THIS RESTRICTED STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of December 5, 2002, by and between Roundy’s Acquisition Corp., a Delaware corporation (the “Company”), and Ralph W. Drayer (“Purchaser”). Certain definitions are set forth in Section 10 of this Agreement.

Purchaser desires to purchase shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), and the Company desires to issue such Common Stock on the terms and conditions set forth herein. The Company and Purchaser desire to enter into this Agreement to, among other things, (i) set forth the terms of Purchaser’s purchase of the Common Stock and (ii) provide the Company with certain rights in respect of the Common Stock.

NOW, THEREFORE, the parties hereto agree as follows:

A.                                    PURCHASE AND SALE OF COMMON STOCK

1.                                       On the date hereof, Purchaser shall purchase from the Company, and the Company shall issue to Purchaser, 150.00 shares (the “Shares”) of Common Stock at a price of $100.00 per share, which shares shall be subject to vesting as provided herein, for an aggregate purchase price of $15,000.00. On the date, hereof, the Company shall deliver to Purchaser stock certificates representing the Shares, and Purchaser shall deliver to the Company the aggregate purchase price for the Shares in the manner provided in Section 2.

2.                                       On the date hereof, Purchaser shall deliver to the Company (i) a duly executed promissory note in the form of Annex A attached hereto in the initial principal amount of $15,000.00 (the “Purchaser Note”) and (ii) a counterpart signature page to the Investor Rights Agreement. Purchaser’s obligations under the Purchaser Note shall be secured by a pledge to the Company of all of the Shares, and in connection therewith, Purchaser shall execute and deliver to the Company a pledge agreement in the form of Annex B attached hereto.

3.                                       The Company shall hold each stock certificate representing the Shares until such time as the Shares represented by such certificate are released from the pledge to the Company.

4.                                       Within thirty (30) days after Purchaser purchases the Shares from the Company hereunder, Purchaser shall make an effective election with the Internal Revenue Service under Section 83(b) of the Code and the regulations promulgated thereunder in the form of Annex C attached hereto.

5.                                       In connection with the purchase and sale of the Common Stock hereunder, Purchaser represents and warrants to the Company that:

(a)                             The Common Stock to be acquired by Purchaser pursuant to this Agreement shall be acquired for Purchaser’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and such Common Stock shall not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(b)                            Purchaser is, as of the date hereof, a member of the board of directors (a “Board Member”) of Roundy’s, Inc., a Wisconsin corporation and a wholly-owned subsidiary of the Company (“Roundy’s”), is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Common Stock. Purchaser is an “accredited investor,” as defined in Regulation D promulgated under the Securities Act.

(c)                             Purchaser is able to bear the economic risk of Purchaser’s investment in the Common Stock for an indefinite period of time, and Purchaser understands that the Common Stock has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

(d)                            Purchaser has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Common Stock and has had full access to such other information concerning the Company as Purchaser has requested. Purchaser has reviewed, or has had an opportunity to review, a copy of the Investor Rights Agreement.

(e)                             Each of this Agreement and the Other agreements contemplated hereby to which Purchaser is or will become a party constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement and such other agreements by Purchaser does not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Purchaser is a party or any judgment, order or decree to which Purchaser is subject.

(f)                               Purchaser has consulted with independent legal counsel regarding his rights and obligations under this Agreement and fully understands the terms and conditions contained herein. Purchaser has obtained advice from persons other than the Company and its counsel regarding the tax effects of the transaction contemplated hereby.

6.                                       In connection with the purchase and sale of the Common Stock hereunder, the Company represents and warrants to Purchaser that:

(a)                             Each of this Agreement and the other agreements contemplated hereby to which the Company is or will become a party constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement and such other agreements by the Company does not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Company is a party or any judgment, order or decree to which the Company is subject.

(b)                            As of the date hereof, without taking into account the issuance of the Common Stock to Purchaser hereunder, the authorized capital stock of the Company consists of 200,000 shares of Common Stock, of which 94,350.00 shares are issued and outstanding, and 20,000 shares of Preferred Stock of which 10,483.33 shares are issued and outstanding. As of the date hereof, all of the shares of Common Stock are (so long as Purchaser shall have paid the purchase price in respect of the Common Stock to be issued to him hereunder) validly issued, fully paid and nonassessable. Except as set forth in the Company’s Certificate of Incorporation, neither the Company nor any of its Subsidiaries has any outstanding stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor does it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans.

7.                                       As an inducement to the Company to issue the Common Stock to Purchaser, and as a condition thereto, Purchaser acknowledges and agrees that neither the issuance of the Common Stock to Purchaser nor any provision contained herein shall entitle Purchaser to remain a Board Member or affect the right of any of the Company’s shareholders to remove Purchaser from the Company’s board of directors at any time for any reason.

B.                                    VESTING AND REPURCHASE PROVISIONS

8.                                       Vesting of Common Stock: Vested Shares. The Company and Purchaser acknowledge and agree that the Shares purchased by Purchaser hereunder shall be subject to vesting as hereinafter provided. “Vested Shares” means all Shares which have become vested pursuant to the terms of this Agreement. All Shares which have not become vested are referred to herein as “Unvested Shares.”

The Shares shall vest in accordance with the following schedule, if as of each such date Purchaser is, and has been continuously, a Board Member:

Vesting Date	Cumulative Percentage of Shares Vested
October 28, 2002 (the “Commencement Date”)	0%
End of the First Quarter Following the Commencement Date	5%
End of the Second Quarter Following the Commencement Date	10%
End of the Third Quarter Following the Commencement Date	15%
First Anniversary of the Commencement Date	20%
End of the Fifth Quarter Following the Commencement Date	25%
End of the Sixth Quarter Following the Commencement Date	30%
End of the Seventh Quarter Following the Commencement Date	35%
Second Anniversary of the Commencement Date	40%
End of the Ninth Quarter Following the Commencement Date	45%
End of Tenth Quarter Following the Commencement Date	50%
End of the Eleventh Quarter Following the Commencement Date	55%
Third Anniversary of the Commencement Date	60%
End of the Thirteenth Quarter Following the Commencement Date	65%
End of the Fourteenth Quarter Following the Commencement Date	70%
End of the Fifteenth Quarter Following the Commencement Date	75%
Fourth Anniversary of the Commencement Date	80%

End of the Seventeenth Quarter Following the Commencement Date	85%
End of the Eighteenth Quarter Following the Commencement Date	90%
End of the Nineteenth Quarter Following the Commencement Date	95%
Fifth Anniversary of the Commencement Date	100%

If Purchaser ceases to be a Board Member on any date other than the vesting dates specified above, the cumulative percentage of Shares vested shall be a percentage equal to the cumulative percentage of Shares vested through the date of the vesting date specified above immediately preceding the date on which Purchaser ceases to be a Board Member. Notwithstanding the foregoing, all Unvested Shares shall vest automatically upon the consummation of a Sale of the Company (assuming Purchaser is then, and has been continuously, a Board Member).

9.                                       Repurchase Option.

(a)                                    Repurchase Option. In the event that Purchaser, for any reason, ceases to be a Board Member (any such date, referred to herein as the “Removal Date”), the Purchaser Shares, whether held by Purchaser or one or more of Purchaser’s Permitted Transferees, shall be subject to repurchase by the Company and the Investors, if the Company or the Investors so elect at their sole discretion, in accordance with the terms and conditions set forth in this Section 9 (the “Repurchase Option”).

(b)                                      Repurchase Price. The purchase price for each Unvested Share shall be the lesser of Executive’s Original Cost and Fair Market Value for such share (with shares having the lowest cost subject to repurchase prior to shares with a higher cost), and the purchase price for each Vested Share shall be the Fair Market Value for such share as of the Removal Date.

(c)                                       Repurchase Procedures. After the removal of Purchaser as a Board Member for any reason, the Company may elect to exercise the right to purchase the Purchaser Shares (for the price set forth in Sections 9(b) above) by delivering a written notice (the “Repurchase Notice”) to Purchaser and/or any other holder or holders of Purchaser Shares and the Investors at any time prior to the end of the three (3) month period commencing on the Removal Date. The Repurchase Notice shall set forth the number of shares of each class and type of such stock to be acquired from such holder(s), the aggregate consideration to be paid for such shares of such stock and the time and place for the closing of the transaction. The number of shares to be repurchased by the Company shall first be satisfied to the extent possible from the Purchaser Shares held by Purchaser at the time of delivery of the Repurchase Notice. If the number of Purchaser Shares then held by Purchaser is less than the total number of Purchaser Shares the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased from the other holder(s) of Purchaser Shares, pro rata according to the number of Purchaser Shares held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as close as practicable to the nearest whole shares). The Company shall have the right to purchase all or any portion of the Unvested Purchaser Shares without or before purchasing any Vested Purchaser Shares.

(d)                                      Rights of the Investors.

(i)                           If for any reason, the Company does not elect to purchase all of the Purchaser Shares available for purchase pursuant to the Repurchase Option, the Investors shall be entitled to exercise the Repurchase Option, in the manner set forth in this Section 9, for all or any portion of the Purchaser Shares which the Company has not elected to purchase (the “Available Shares”). As soon as practicable after the Company determines that there will be Available Shares, but in any event upon the earlier to occur of (A) the delivery of the Repurchase Notice, and (B) three (3) months after the Removal Date, the Company shall deliver a written notice (the “Availability Notice”) to the Investors, setting forth the number of each class and type of Available Shares and the purchase price for each Available Share.

(ii)                        The Investors may elect to purchase all or any portion of the Available Shares by delivering a written notice (an “Election Notice”) to the Company within thirty (30) days after receipt of the Availability Notice from the Company (such 30-day period being referred to herein as the “Investor Election Period”); provided that if more than one Investor elects to purchase any or all Available Shares of any type or class and the number of Available Shares of such type or class is less than the aggregate number of Available Shares of such type or class elected to be purchased by such electing Investors, each Investor shall be entitled to purchase the lesser of (A) the number of shares of such type or class such Investor has elected to purchase as indicated in the Election Notice and (B) the number of shares of such type or class obtained by multiplying the number of shares specified in the Availability Notice by a fraction, the numerator of which is the number of shares of Common Stock (on a fully-diluted basis) held by such Investor and the determinator of which is the aggregate number of shares of Common Stock (on a fully-diluted basis) held by all electing Investors. If any Available Shares of such type or class remain after giving effect to such allocation, such allocation shall be repeated until either all of the Available Shares of such type or class requested to be purchased by the electing Investors have been so allocated or no Available Shares of such type or class are available for purchase.

(e)                                       Supplemental Repurchase Notice. As soon as practicable, and in any event within ten (10) days after the expiration of the Investor Election Period, the Company shall, if necessary, notify Purchaser and, as applicable, each holder of Purchaser Shares as to the number of shares being purchased from such holder by the Investors (the “Supplemental Repurchase Notice”). At the time the Company delivers the Supplemental Repurchase Notice to Purchaser and/or the holder(s) of Purchaser Shares, the Company shall also deliver to the Investors written notice setting forth the number of Purchaser Shares the Company and the Investors shall acquire, the aggregate purchase price to be paid and the time and place of the closing of the transaction.

(f)                                         Closing. The closing of the purchase of the Purchaser Shares pursuant to this Section 9 shall take place on the date designated by the Company in the Repurchase Notice or the Supplemental Repurchase Notice, as the case may be, which date shall not be more than thirty (30) days after the delivery of the later of such notices, as the case may be. The Company and/or the Investors, as the case may be, may pay the purchase price for the Purchaser Shares to be purchased pursuant to the Repurchase Option by delivery of (i) in the case of the Company, (A) a cashier’s or certified check payable to the holder(s) of such shares or wire transfer of immediately available funds, (B) by offsetting any amounts owed by Purchaser to the Company under the Purchaser Note or any other indebtedness of Purchaser to the Company or its Affiliates evidenced by a note or notes against the purchase price for such shares or (C) any combination of (A) or (B) in the aggregate amount of the purchase price for the Purchaser Shares, provided that the Company shall use reasonable efforts to make all such repurchases with a check or wire transfer of funds, (ii) in the case of the Investors, a cashier’s or certified check payable to the holder(s) of such shares or wire transfer of immediately available funds, or (iii) in any such case, as the holder(s) of such shares and the purchaser(s) thereof may otherwise agree. Any payments (whether by cash, check or otherwise) made by the Company pursuant to this Section 9(f) shall be subject to any restrictive covenants to which the Company is subject at the time of such purchase. The Company and the Investors, as the case may be, shall receive customary representations and warranties from each seller of Purchaser Shares regarding the sale of the Purchaser Shares (including representations and warranties that such sellers have authorized, executed and delivered the applicable agreements, that such agreements are valid and enforceable and that the purchaser shall obtain good title to such shares, free and clear of all liens and encumbrances).

(g)                                      Termination of Repurchase Right. The right of the Company and the Investors to repurchase shares of Purchaser Shares pursuant to this Section 9 shall terminate upon the consummation of a Sale of the Company.

(h)                                      Additional Restrictions on Transfer.

(i)                                All Shares are subject to the restrictions on Transfer set forth in the Investor Rights Agreement.

(ii)                             In addition to any other legend required pursuant to the Investor Rights Agreement or otherwise, any certificate representing the Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON DECEMBER 5, 2002, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER HEREOF DATED AS OF DECEMBER 5, 2002, AS AMENDED AND MODIFIED FROM TIME TO TIME, AND THE INVESTOR RIGHTS AGREEMENT BETWEEN THE COMPANY AND CERTAIN HOLDERS OF COMPANY STOCK DATED AS OF JUNE 6, 2002, AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF EITHER SUCH

AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

Except for transfers to Permitted Transferees, no holder of Purchaser Shares may sell, transfer or dispose of any Purchaser Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion (reasonably acceptable in form and substance to the Company) of counsel experienced in federal securities laws matters that registration is not required under the Securities Act or any applicable state securities laws in connection with such transfer.

10.                                 Confidential Information.

(a)                                       Purchaser acknowledges that by reason of his duties as a Board Member, he has had and will have access to and have and will become informed of Confidential Information. For purposes of this Agreement, “Confidential Information” means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium, that is or was disclosed to, or developed or learned by, Purchaser in connection with his relationship with Roundy’s or any of its stockholders or investors prior to the date hereof or during his service as Board Member, and that relates to the actual or anticipated business, products, services, financing, research or development of Roundy’s or any of its stockholders or investors or their respective suppliers, distributors or customers. Confidential Information includes, but is not limited to, the following: (i) internal business information (including information relating to strategic, and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures, accounting and business methods); (ii) identities of, individual requirements of, specific contractual arrangements with, information about and confidential and proprietary information of any Roundy’s suppliers, distributors and customers; (iii) trade secrets, compilations of data and analyses, techniques, systems, formulae, research, records, reports, manuals, documentation, models, data and data bases relating thereto; (iv) inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable); and (v) potential acquisition targets of Roundy’s. Confidential Information shall not include information that (a) is or becomes publicly known through no wrongful act or breach of obligation of confidentiality; (b) was rightfully received by Purchaser from a third party (other than Roundy’s or any of its suppliers, distributors or customers) without a breach of any obligation of confidentiality by such third party known to Purchaser or (c) was known to Purchaser prior to his engagement as a Board Member.

(b)                                 For so long as Purchaser remains a Board Member, he agrees to keep in strict confidence and not, directly or indirectly, make known, disclose, furnish, make available or use any Confidential Information, except for use in his regular authorized duties as a Board Member. For a period of two (2) years after Purchaser’s removal (for any reason whatsoever) as a Board Member, he agrees to keep in strict confidence and not, directly or indirectly, make known, disclose, furnish, make available or use any Confidential Information in the Geographic Area (as defined below). Purchaser acknowledges and agrees that all documents and other property including or reflecting Confidential Information furnished to Purchaser by Roundy’s or any of its shareholders, or investors or otherwise acquired or developed by Purchaser or known by Purchaser shall at all times be the sole and exclusive property of Roundy’s. During Purchaser’s service as a Board Member and for a period of two (2) years thereafter, Purchaser will take all necessary and appropriate steps to safeguard Confidential Information and protect it against disclosure, misappropriation, misuse, loss and theft. Purchaser will deliver to Roundy’s upon his removal as a Board Member, or at any other time Roundy’s may request, all memoranda, notes, plans, records, reports, computer disks or tapes, printouts and software and other documents and data (and copies thereof) relating to or containing any Confidential Information, Work Product (as defined below) or the business of Roundy’s or any of its shareholders or investors which Purchaser may then possess or have under his control and shall erase all embodiments of the Confidential Information from all storage devices. If Purchaser is required to disclose Confidential Information pursuant to any applicable law or court order, Purchaser will provide Roundy’s with prior written notice of the requirement for disclosure that details the Confidential Information to be disclosed and will cooperate with Roundy’s to preserve the confidentiality of such information to the extent possible.

11.                                 Definitions.

“Affiliate” of a Person means any other Person or investment fund controlling, controlled by or under common control with the Person and, in the case of a Person which is a partnership, any partner of the Person.

“Availability Notice” has the meaning set forth in Section 9(c)(i).

“Available Shares” has the meaning set forth in Section 9(c).

“Code” means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

“Fair Market Value” means:

(a)                                  with respect to each Purchaser Share which is listed on any stock exchange or quoted in the NASDAQ System or the over-the-counter market, the average of the closing prices of the sale of any such share on all stock exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day; and

(b)                                 with respect to each Purchaser Share which is not, as of the date of determination, listed on any stock exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value thereof shall be the amount which each such Share would receive upon a liquidating distribution, in accordance with the Company’s Certificate of Incorporation, of the proceeds of a sale of the Company and its Subsidiaries as a going concern at market value as determined in good faith by the board of directors of the Company.

“Independent Third Party” means any person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Common Stock and who is not the spouse or descendent (by birth or adoption) of any such 5% owner of the Common Stock.

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of June 6, 2002 by and among the Company, the Investors and certain other parties, as in effect today and as amended from time to time hereafter in accordance with its terms.

“Investors” means, collectively, Willis Stein & Partners III, L.P., Willis Stein & Partners Dutch III-A, L.P., Willis Stein & Partners Dutch III-B, L.P., and Willis Stein & Partners III-C, L.P.

“Original Cost” of any Repurchase Share means the price paid by Purchaser for such Repurchase Share (as appropriately adjusted for stock splits, stock combinations and similar events).

“Permitted Transferee” means any permitted transferee of Purchaser Shares pursuant to a transfer effected in accordance with Section 2D of the Investor Rights Agreement.

“Person” means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

“Preferred Stock” means the Company’s participating preferred stock, par value $.01 per share.

“Public Sale” means any sale pursuant to a registered public offering under the Securities Act or any sale to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

“Purchaser Shares” shall mean (i) the Shares and (ii) any equity securities issued or issuable directly or indirectly with respect to any of the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Such shares shall continue to be Purchaser Shares in the hands of any holder (except for the Company, the Investors and transferees in a Public Sale consummated in accordance with the Investor Rights Agreement), and except as otherwise provided herein, each such other holder of Purchaser Shares shall succeed to all rights and obligations attributable to Purchaser as a holder of Purchaser Shares hereunder. Purchaser Shares shall include both Vested and Unvested Purchaser Shares and shall include interests in the Company issued with respect to Purchaser Shares including, without limitation, by way of any recapitalization.

“Sale of the Company” means the sale of the Company to an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power to elect a majority of the Company’s board of directors (whether by merger, consolidation or sale or transfer of the Company’s capital stock) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.

“Securities Act” means the Securities Act of 1933, as amended from time to time

“Transfer” has the meaning given such term in the Investor Rights Agreement.

“Unvested Purchaser Shares” shall mean (i) Purchaser Shares which have not become vested and (ii) any equity securities issued or issuable directly or indirectly with respect to any of the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Such stock shall continue to be Unvested Purchaser Shares in the hands of any holder (except for the Company, the Investors and transferees in a Public Sale consummated in accordance with the Investor Rights Agreement), and except as otherwise provided herein, each such other holder of Unvested Purchaser Shares shall succeed to all rights and obligations attributable to Purchaser as a holder of Unvested Purchaser Shares hereunder.

“Vested Purchaser Shares” shall mean (i) Purchaser Shares which have become vested and (ii) any equity securities issued or issuable directly or indirectly with respect to any of the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Such stock shall continue to be Vested Purchaser Shares in the hands of any holder (except for the Company, the Investors and transferees in a Public Sale consummated in accordance with the Investor Rights Agreement), and except as otherwise provided herein, each such other holder of Vested Purchaser Shares shall succeed to all rights and obligations attributable to Purchaser as a holder of Vested Purchaser Shares hereunder.

12.                                 Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipients at the address indicated below:

If to Purchaser:	Ralph W. Drayer [Personal Address Redacted]

If to the Company:	Roundy’s Acquisition Corp.
c/o Willis, Stein & Partners III, L.P. One North Wacker Drive, Suite 4800 Chicago, IL 60606
	Attn:	Jeff Beyer

with a copy to:	Kirkland & Ellis
200 East Randolph Drive Chicago, IL 60601
	Attn:	John A. Weissenbach
David H.C. Lee

If to the Investors:	Willis, Stein & Partners III, L.P.
One North Wacker Drive, Suite 4800 Chicago, IL 60606
	Attn:	Jeff Beyer

with a copy to:	Kirkland & Ellis
200 East Randolph Drive Chicago, IL 60601
	Attn:	John A. Weissenbach
David H.C. Lee

or such other address or to the attention  of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States, return receipt requested upon actual receipt; (b) if sent by reputable overnight air courier (such as DHL or Federal Express), two business days after being so sent; (c) if sent by telecopy or facsimile transmission (and receipt is confirmed), when transmitted at or before 5:00 p.m. local time at the location of receipt on a business day, and if received after 5:00 p.m. or on a day other than a business day, on the next following business day, but only if also sent by reputable overnight air courier within one business day following transmission; or (d) if otherwise actually personally delivered, when so delivered.

13.                                 General Provisions

(a)                                  Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Purchaser Shares in violation of any provision of this Agreement or the Investors Rights Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Purchaser Shares as the owner of such Purchaser Shares for any purpose.

(b)                                 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c)                                  Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d)                                 Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e)                                  Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Purchaser, the Company, the Investors and their respective successors and assigns; provided that the rights and obligations of Purchaser under this Agreement shall not be assignable except in connection with a permitted transfer of Purchaser Shares hereunder or under the Investor Rights Agreement; and provided further that no assignment by Purchaser of any rights hereunder shall relieve Purchaser of any obligations hereunder.

(f)                                    Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(g)                                 Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(h)                                 Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Purchaser and Investors owning a majority of the Stock on a fully-diluted basis held by all Investors.

(i)                                     Third-Party Beneficiaries. The parties hereto acknowledge and agree that the Investors are third party beneficiaries of this Agreement. This Agreement will inure to the benefit of and be enforceable by the Investors and their respective successors and assigns, subject to amendment or waiver as provided in subparagraph (h) foregoing.

(j)                                     Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(k)                                  Other Laws. Nothing in this Agreement shall be construed to limit or negate any common or statutory law, including, without limitation, any laws of fiduciary duties, torts or trade secrets, where it provides the parties hereunder with broader protection than that provided herein.

*     *     *     *

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Purchase Agreement on the date first written above.

ROUNDY’S ACQUISITION CORP.

By:	/s/ [Illegible]

Its:	Vice President and Secretary

PURCHASER:

/s/ Ralph W. Drayer
Ralph W. Drayer